Exhibit 32
                Certification of Principal Executive Officer and
                     Principal Financial Officer Pursuant to
                                 18 U.S.C. 1350



In connection with the Form 10-Q (the "Report") of Continental Global Group,
                       ---------                   ---------------------------
                    [Name of Report]                  [Name of Company]

Inc. (the "Company") for the period ending March 31, 2004, we Robert W. Hale,
----                                       --------------     --------------
                                                [Date]        [Name of Officer]

President, and J.L. Dickinson, Vice President, of the Company, certify that:
---------      --------------  --------------
[Title]       [Name of Officer]  [Title]


(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Robert W. Hale                              /s/ J. L. Dickinson
---------------------------------               -------------------------------
Robert W. Hale, President                       J. L. Dickinson, Vice President

Dated:  July 19, 2004


Note: A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.